UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 12, 2014

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 12, 2014, Spirit Realty Capital, Inc. (the “Company”), Spirit General OP Holdings, LLC, and the other parties thereto entered into a First Amended and Restated Agreement of Limited Partnership (the “Limited Partnership Agreement”) of Spirit Realty, L.P. (the “Operating Partnership”). The Limited Partnership Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01	OTHER EVENTS

Settlement of Certain Litigation

As previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in connection with the acquisition of Cole Credit Property Trust II, Inc. ("Cole II") through a transaction in which the Company’s prior legal entity (“pre-Merger Spirit”) merged into the Cole II legal entity (the "Merger") on July 17, 2013 and the surviving entity was renamed Spirit Realty Capital, Inc. (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of January 22, 2013 (the “Merger Agreement”) between the Company, the Operating Partnership, Cole II and Cole Operating Partnership II, LP (“Cole Operating Partnership”), a putative class action and derivative lawsuit was filed in the Circuit Court for Baltimore City, Maryland against and purportedly on behalf of the Company captioned Kendrick, et al. v. Spirit Realty Capital, Inc., et al. The complaint named as defendants the Company, the members of the board of directors of the Company, the Operating Partnership, Cole II and the Cole Operating, and alleged that the directors of the Company breached their fiduciary duties by engaging in an unfair process leading to the Merger Agreement, failing to disclose sufficient material information for pre-merger Spirit stockholders to make an informed decision regarding whether or not to approve the Merger, agreeing to a Merger Agreement at an opportunistic and unfair price, allowing draconian and preclusive deal protection devices in the Merger Agreement, and engaging in self-interested and otherwise conflicted actions. The complaint alleged that the Operating Partnership, Cole II and the Cole Operating Partnership aided and abetted those breaches of fiduciary duty. The complaint sought a declaration that defendants had breached their fiduciary duties or aided and abetted such breaches and that the Merger Agreement was unenforceable, an order enjoining a vote on the transactions contemplated by the Merger Agreement, rescission of the transactions in the event they were consummated, imposition of a constructive trust, an award of fees and costs, including attorneys’ and experts’ fees and costs, and other relief.

On June 4, 2013, solely to avoid the costs, risks and uncertainties inherent in litigation, the named defendants in the merger litigation signed a memorandum of understanding (“MOU”) regarding a proposed settlement of all claims asserted therein. The MOU provided, among other things, that the parties would seek to enter into a stipulation of settlement providing for the release and dismissal of all asserted claims (the "Stipulation of Settlement"). The Stipulation of Settlement was filed with the court on January 22, 2014 for approval. On September 5, 2014, the court approved the Stipulation of Settlement, and all asserted claims were thereupon released and dismissed with prejudice. The final terms of the settlement, as approved by the court, will not have a material adverse effect on the Company’s financial position or results of operations.

Forward-Looking Statements Disclaimer

Statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, the Company’s continued ability to source new investments, risks associated with using debt to fund the Company’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew eases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and in the prospectus supplements relating to securities offerings recently completed by the Company. The Company expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: September 16, 2014